Registration No. 333–

As filed with the Securities and Exchange Commission on December 12, 2011

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

FRANCE TELECOM

(Exact Name of Registrant as Specified in its Charter)

France

(State or Other Jurisdiction of Incorporation or Organization)

Not Applicable

(I.R.S. Employer Identification No.)

6, place d’Alleray

75015 Paris, France

Tel. No.: +33-1-44-44-22-22

(Address and Telephone Number of Registrant’s Principal Executive Offices)

France Telecom Participations U.S. Inc.

13375 McLearen Road

Oak Hill, Virginia 20171

USA

Tel. No.: +1-703-375-7358

(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Linda A. Hesse

Jones Day

2, rue Saint-Florentin

75001 Paris, France

Tel. No.: +33-1-56-59-39-39

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to rule 462(e) under the Securities Act check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered / Proposed Maximum Aggregate Offering Price per Unit / Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)

(1)

An indeterminate aggregate initial offering price or number of the Debt Securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

DEBT SECURITIES

We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) carefully before you invest.

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Investing in these securities involves certain risks. See “Risk Factors” on page 7.

Neither the U.S. Securities and Exchange Commission (the “SEC” or “Commission”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 12, 2011

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that France Telecom filed on December 12, 2011 with the SEC using the shelf registration process. France Telecom may sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the debt securities that France Telecom may offer. Each time France Telecom sells debt securities, it will provide one or more prospectus supplements that will contain specific information about the terms of those securities and the offering. The prospectus supplements may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement(s) together with the additional information described under the heading “Where You Can Find More Information” prior to purchasing any of the securities offered by this prospectus.

Unless otherwise indicated, information and statistics presented herein regarding market trends and France Telecom’s market share relative to its competitors are based on its own research and various publicly available sources.

As used herein, the terms “Company,” “France Telecom,” “France Telecom group,” the “Group,” “we,” “our,” “ours” and “us,” unless the context otherwise requires, refer to France Telecom together with its consolidated subsidiaries, and “France Telecom S.A.” refers to the parent company, a French société anonyme (corporation), without its subsidiaries.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated herein by reference, contains forward-looking statements (within the meaning of Section 27A of the U.S. Securities Act of 1933 (the “Securities Act”) or Section 21E of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”)) about us, including, without limitation, certain statements made in “Item 5. Operating and financial review and prospects”, as well as in “Item 4.B. Business overview” of our 2010 Annual Report on Form 20-F, as defined below. Forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “is expected to”, “will”, “should”, “seeks”, “anticipates”, “outlook”, “target”, “objective”, or similar expressions or the negative thereof or other variations thereof or comparable terminology, or by the forward-looking nature of discussions of strategy, plans or intentions. Although we believe these statements are based on reasonable assumptions, these forward-looking statements are subject to numerous risks and uncertainties, including matters not yet known to us or not currently considered material by us, and there can be no assurance that anticipated events will occur or that the objectives set out will actually be achieved. Forward-looking statements speak only as of the date they are made. Other than as required by law, we do not undertake any obligation to update them in light of new information or future developments.

Important factors that could cause actual results to differ materially from the results anticipated in the forward-looking statements include, among others:

•	intense competition in the telecommunications industry;

•	our ability to find growth opportunities in new markets and activities;

•	deterioration of the general economic and business conditions in the markets served by us and our affiliates, or the failure of such conditions to improve;

•	overall trends in the economy in general and in our markets;

•

the effectiveness of the Conquests 2015 industrial project, including, but not limited to, the success of the action plans regarding human resources and information technologies, network development, customer satisfaction and international expansion, as well as the effectiveness of other strategic, operating and financial initiatives;

•	our ability to adapt to the ongoing transformation of the telecommunications industry, in particular to technological developments and new customer expectations;

•	legal and regulatory developments and constraints, and the outcome of legal proceedings related to regulation and competition;

•	the success of our domestic and international investments, joint ventures and strategic relationships;

•	risks related to information and communication technology systems generally;

•	exchange rate fluctuations;

•	interest rate fluctuations, our ability to access the capital markets and the conditions of capital markets in general; and

•	other risks and uncertainties discussed in “Item 3. Key Information—3.D Risk factors” of our 2010 Form 20-F.

We urge you to carefully review and consider the various disclosures we make in this prospectus, including the documents incorporated by reference, concerning the factors that may affect our business, including the disclosures made in “Item 3. Key information—3.D. Risk factors,” “Item 5. Operating and financial review and prospects,” and “Item 11. Quantitative and qualitative disclosures about market risk” in our 2010 Form 20-F, as defined below.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Exchange Act applicable to foreign private issuers and file annual and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. For further information, please call the SEC at 1-800-SEC-0330 or log on to http://www.sec.gov. However, if we satisfy the applicable conditions set forth in the SEC rules, we may seek to suspend or terminate our Exchange Act reporting obligations.

Our shares are listed on Euronext Paris and the New York Stock Exchange, the latter in the form of American Depository Shares (“ADS”). You can consult reports and other information about us that are filed pursuant to the rules of NYSE Euronext Paris and the New York Stock Exchange at these exchanges.

INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of that registration statement and does not contain all the information in that registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Group, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this prospectus,
•	we can disclose important information to you by referring to those documents, and
•

information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate herein by reference:

•	our Annual Report on Form 20-F for the year ended December 31, 2010 (the “2010 Form 20-F”) (File No. 001-14712), filed with the SEC on April 21, 2011;
•

our report on Form 6-K furnished to the SEC on September 7, 2011, containing our condensed consolidated interim financial statements and operating and financial review for the period ended June 30, 2011, our ratio of earnings to fixed charges and a statement of the computation of such ratio;

•

our report on Form 6-K furnished to the SEC on December 12, 2011, containing, a table with our capitalization as of June 30, 2011, our ratio of earnings to fixed charges and a statement of computation of such ratio, that expressly states that we incorporate it by reference in the registration statement on Form F-3 of which this prospectus is a part; and

•

any document in the future filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.

You may also request a copy of documents incorporated by reference at no cost, by contacting us orally or in writing at the following address and telephone number: Investor Relations, 6, place d’Alleray, 75015 Paris, France, Tel: +33-1-44-44-22-22.

The 2010 Form 20-F and any other information incorporated by reference is considered to be a part of this prospectus. The information in this prospectus, to the extent applicable, automatically updates and supersedes the information in the 2010 Form 20-F.

You should rely only on the information that we incorporate by reference or provide in this prospectus or any applicable prospectus supplement(s). We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a limited liability corporation organized under the laws of France. All of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, U.S. investors may find it difficult:

•

to effect service of process upon or obtain jurisdiction over our company or our officers and directors in U.S. courts in actions predicated on the civil liability provisions of the U.S. federal securities laws;

•

to enforce, either inside or outside the United States, judgments obtained in U.S. or non-U.S. courts in actions predicated upon the civil liability provisions of the U.S. federal securities laws against us or our officers and directors;

•	to bring an original action in a French court to enforce liabilities based upon the U.S. federal securities laws against us or our officers or directors; and
•	to enforce against us or our directors in non-U.S. courts, including French courts, judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal securities laws.

In addition, actions in the United States under the U.S. federal securities laws could be affected under certain circumstances by the French law No. 80-538 of July 16, 1980, which may preclude or restrict the obtaining of evidence in France or from French persons in connection with those actions. Each of the foregoing statements also applies to our auditors.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference into this prospectus as further described below under “Where You Can Find More Information.” This summary does not contain all the information that you should consider before investing in the securities being offered by this prospectus. You should carefully read the entire prospectus, the documents incorporated by reference into this prospectus, and the final term sheet, if any, and prospectus supplement relating to the particular securities being offered.

France Telecom

France Telecom S.A. is a société anonyme incorporated under the laws of France. France Telecom is one of the world’s leading telecommunications operators with 170,000 employees worldwide, including 102,000 employees in France, sales of 33.8 billion euros in the first nine months of 2011 and revenues of 45.503 billion euros for the fiscal year 2010. France Telecom is the third largest European mobile operator, the second largest ADSL Internet access provider in Europe, and a global leader in telecommunications services for multinational businesses under the Orange Business Services brand. Present in 35 countries, the Group had a customer base of 221 million customers at September 30, 2011, including 145 million customers under the Orange brand, the Group’s single brand for internet, television and mobile services in the majority of countries where the company operates. At September 30, 2011, the Group had 162 million mobile customers and 14 million broadband internet (ADSL, fibre) customers worldwide.

France Telecom has been listed on Euronext Paris and on the New York Stock Exchange (“NYSE”) since October 1997, when the French government sold 25% of its shares to the public and to France Telecom employees. France Telecom’s transfer from the public sector to the private sector took place on September 7, 2004 further to the government’s disposal of 10.85% of France Telecom’s capital. At June 30, 2011, the French State owned 26.94% of France Telecom share capital and 26.96% of the voting rights either directly or indirectly in concert with the Fonds Stratégique d’Investissement.

France Telecom’s principal executive office is located at 6, place d’Alleray, 75015 Paris, France and the telephone number is +33-1-44-44-22-22.

Debt Securities

For any particular debt securities we may offer, the applicable final term sheet, if any, and the applicable prospectus supplement will describe the title of the debt securities, the aggregate principal or face amount and the purchase price; the stated maturity; the amount or manner of calculating the amount payable at maturity; the rate or manner of calculating the rate and the payment dates for interest, if any; the redemption or repurchase terms; and any other specific terms. The debt securities will be issued pursuant to an indenture (the “Indenture”) entered into between us and The Bank of New York Mellon, which acts as trustee (the “Trustee”).

When we use the term “securities” or “debt securities” in this prospectus, we mean any of the debt securities we may offer with this prospectus. This prospectus, including this summary, describes the general terms that may apply to the securities; the specific terms of any particular debt securities that we may offer will be described in the prospectus supplement.

Form of Securities

The securities of a series may be offered in the form of one or more global certificates in registered form that will be deposited with a depositary, such as The Depository Trust Company, Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme, as specified in the applicable prospectus supplement.

Listing

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

RISK FACTORS

We urge you to carefully review the risks described below, together with the risks described in the documents incorporated by reference into this prospectus, before you decide to buy securities. In particular, you should review the risks relating to our business included in our Annual Report on Form 20-F, incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered by this prospectus could decline, in which case you may lose all or part of your investment.

Risks relating to an investment in the securities

We may incur substantially more debt in the future.

We may incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by our assets. The terms of the securities and the indenture under which they are issued will not limit the amount of indebtedness we may incur. Any such incurrence of additional indebtedness could exacerbate the risks that holders of the securities currently face.

At any point in time there may or may not be an active trading market for our debt securities.

At any point in time there may or may not be an active trading market for our debt securities. If any of the debt securities are traded after their initial issuance, they may trade at a discount from their initial offering price. While we may decide to list a particular series of debt securities on one or more stock exchanges or automated quotation system, we expect that many of our debt securities will not be listed on any exchange or automated quotation system. Factors that could cause the debt securities to trade at a discount are, among others:

•	an increase in prevailing interest rates;
•	a decline in our credit worthiness;
•	the time remaining to the maturity;
•	a weakness in the market for similar securities; and
•	declining general economic conditions.

Direct creditors of our subsidiaries will generally have superior claims to cash flows from those subsidiaries.

France Telecom S.A. receives cash flows from its subsidiaries which can be used to meet its payment obligations under the securities. Since the creditors of any of these subsidiaries generally would have a right to receive payment that is superior to France Telecom S.A.’s right to receive payment from the assets of that subsidiary, holders of the securities will be effectively subordinated to creditors of the subsidiaries insofar as cash flows from those subsidiaries are relevant to meeting payment obligations under the securities. The terms and conditions of the securities and the indenture under which they are issued do not limit the amount of liabilities that our subsidiaries may incur. As of June 30, 2011, our total outstanding net financial debt amounted to 30,285 million euros, of which 26,455 million euros represented the net financial debt of France Telecom S.A. and 3,830 million euros represented the net financial debt of other Group entities. The latter corresponds to the net financial debt of such other Group entities after applying the relevant consolidation percentage and eliminating intra-group financial debt. In addition, certain subsidiaries are or may become subject to statutory or contractual restrictions on their ability to pay dividends or otherwise distribute or lend cash to France Telecom S.A. which could also limit the amount of funds available to meet payment obligations under the securities.

Since the debt securities are unsecured, your right to receive payments will be effectively subordinated to the rights of any secured creditors.

The debt securities that we are offering will be unsecured. Although the indenture governing our debt securities contains a negative pledge that prohibits us and our principal subsidiaries from pledging assets to secure certain limited types of bonds or similar debt instruments unless we make a similar pledge (or otherwise provide security approved by the bondholders) to secure the debt securities offered by this prospectus as described under “Description of Debt Securities–Negative Pledge” we and our principal subsidiaries are otherwise entitled to pledge our assets to secure debts. If we default on the debt securities, or after bankruptcy, liquidation or reorganization, then, to the extent we have previously granted security over our assets, the assets that secure those debts will then be used to satisfy the obligations under that secured debt before we can make payment on the debt securities. As a result, there may only be limited assets available to make payments on the debt securities. If there are not enough assets to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness, including debt securities, in the remaining assets.

We are not restricted in our ability to dispose of our assets by the terms of the debt securities.

We are generally permitted to sell or otherwise dispose of any or of substantially all of our assets to another corporation or other entity under the terms of the debt securities. If we decide to dispose of a large amount of our assets, you will not be entitled to declare an acceleration of the maturity of the debt securities, and those assets will no longer be available to support our debt securities.

Our credit ratings may not reflect all risks of an investment in the securities.

The credit ratings ascribed to us and the securities are intended to reflect our ability to meet our payment obligations, generally and in respect of the securities. They may not reflect the potential impact of all risks related to structure and other factors on the value of the debt securities. In addition, actual or anticipated changes in our credit ratings may generally be expected to affect the market value of the securities. U.S. federal regulations applicable to ratings agencies have recently changed, which has led to changes in the manner in which the ratings agencies conduct their business and may continue to lead to other changes in the future.

French insolvency law may supersede certain provisions of the Indenture.

Under French insolvency law, holders of debt securities (obligations) are automatically grouped into a single assembly of holders (the “Assembly”) during an accelerated financial safeguard proceeding (procédure de sauvegarde financière accélérée), a safeguard proceeding (procédure de sauvegarde) or a judicial reorganization proceeding (procédure de redressement judiciaire) of large companies in order to vote on the restructuring plan approved by the creditors’ committees. If France Telecom S.A. were subject to such proceedings, the Assembly would comprise holders of all debt securities issued by France Telecom S.A. The Assembly would be called to deliberate on a draft safeguard plan (projet de plan de sauvegarde) or a judicial reorganization plan (projet de plan de continuation) with respect to France Telecom S.A. and may further agree to:

•	reschedule and/or write-off the debt represented by the debt securities;
•	treat different types of debt securities holders differently, if justified by differences in circumstances; and/or
•	decide to convert debt securities into shares.

Decisions of the Assembly would be taken by a two-thirds majority regardless of the terms of the debt securities. The Assembly is not subject to quorum requirements.

Certain provisions of the Indenture may not be enforced or enforceable in these circumstances.

You may be unable to recover in civil proceedings for U.S. securities laws violations.

France Telecom S.A. is a corporation organized under the laws of France. All of our directors are citizens and residents of countries other than the United States, and the majority of our assets are located outside of the United States. Accordingly, it may be difficult for investors to effect service of process upon or obtain jurisdiction over us or our directors in courts in the United States and enforce against us or them judgments obtained against us or them. In addition, we cannot assure you that civil liabilities predicated upon the federal securities laws of the United States will be enforceable in France. See “Enforceability of Certain Civil Liabilities.”

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes.

DESCRIPTION OF DEBT SECURITIES

General

We may issue debt securities using this prospectus. The debt securities that we may issue are governed by a contract between us (the “Issuer”) and The Bank of New York Mellon (the “Trustee”), called an indenture.

The Trustee under the indenture has two main roles:

• first, it can enforce your rights against us if we default. The indenture requires that certain actions by the holders must be taken and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of the outstanding debt securities of a series. There are some limitations on the extent to which the Trustee acts on your behalf, described under “Events of Default — Remedies If an Event of Default Occurs” below; and

• second, the Trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell your debt securities and sending you notices.

The indenture and its associated documents contain the full legal text governing the matters described in this section. The indenture and the debt securities are governed by New York law. A form of the indenture is an exhibit to our registration statement of which this prospectus forms a part. See “Where You Can Find More Information About Us” for information on how to obtain a copy. Because we are incorporated in France, French law may have a negative impact on the rights of holders of our debt securities. See “Risk Factors — French insolvency law may supersede certain provisions of the Indenture”.

This section summarizes the material provisions of the indenture and the debt securities. However, because it is a summary, it does not describe every aspect of the indenture or the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including some of the terms used in the indenture. The indenture is subject to the Trust Indenture Act of 1939. We describe the meaning for only the more important terms. We also include references in parentheses to some sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in the prospectus supplement, those sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement.

We may issue as many distinct series of debt securities under the indenture as we wish. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series. The description below of the general terms of the debt securities issued under this prospectus will be supplemented by the more specific terms in the applicable prospectus supplement. Specific terms of the debt securities may also be contained in a written communication from us or the underwriters or agents, as applicable.

We may issue the debt securities as original issue discount securities, which are debt securities that are offered and sold at a substantial discount to their stated principal amount. (Section 1.01) Special U.S. federal income tax, accounting and other considerations may apply to original issue discount securities. These considerations are discussed below under “Taxation — United States Taxation.” The debt securities may also be issued as indexed securities or securities denominated in currencies other than U.S. dollars or in currency units, as described in more detail in the prospectus supplement relating to any such debt securities.

Unless otherwise specified in a prospectus supplement, we may issue debt securities of the same series as an outstanding series of debt securities without the consent of holders of securities in the outstanding series. Any additional debt securities so issued will have the same terms as the existing debt securities of the same series in all respects (except for certain terms and conditions permitted to vary under certain provisions of the indenture including, for example, the issuance date, the date upon which interest begins accruing and, in some cases, the first interest payment on the new series), so that such additional debt securities will increase the aggregate principal amount of, and will be consolidated and form a single series with, the existing debt securities of the same series.

In addition, the specific financial, legal and other terms particular to a series of debt securities are described in the prospectus supplement and the underwriting agreement relating to that series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement.

The prospectus supplement relating to each series of debt securities will describe the following terms of that series:

• the title of that series of debt securities;

• the authorized denominations if other than the denominations set forth in the indenture;

• the aggregate principal amount of that series of debt securities to be issued;

• the date or dates on which we will pay the principal of the series of debt securities;

• the rate or rates, which may be fixed or variable, per annum and, if variable, the method of determination of such rate or rates at which the related series of debt securities will bear interest, if any, and the date or dates from which interest, if any, will accrue;

• the dates on which interest, if any, on the series of debt securities will be payable and the regular record dates for the interest payment dates;

• any deletions or modifications of or additions to the Events of Default set forth below and related remedies described below or our covenants set forth in the indenture;

• any provisions for redemption at the option of the holder;

• if other than the principal amount thereof, the portion of the principal amount of the debt securities of that series that will be payable upon any declaration of acceleration of maturity;

• the currency of payment of principal of, premium, if any, interest and additional amounts (as defined below), if any, on that series of debt securities and the manner of determining the equivalent amount in the currency of the United States of America, if applicable;

• if the principal amount payable at maturity of the series of debt securities will not be determinable until maturity, the amount that will be deemed to be the principal amount thereof for any other purpose under the indenture or the debt securities;

• any index used to determine the amount of payment of principal of, premium, if any, and interest on that series of debt securities;

• whether the series of debt securities will be issuable in whole or in part in the form of a global security as described under “Legal Ownership — Global Securities,” and the depositary or its nominee with respect to that series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;

• whether the series of debt securities can be redeemed at our option and any make-whole amount (if applicable);

• if applicable, a discussion of any material U.S. federal or French income tax considerations; and

• any other special features of that series of debt securities. (Section 2.01)

In this description of debt securities “you” means direct holders and not street name or other indirect holders of securities. Indirect holders should read the section “Legal Ownership — Street Name and Other Indirect Holders.”

Additional Mechanics

Exchange and Transfer

The debt securities will be issued:

• only in fully registered form;

• without interest coupons; and

• in denominations that are indicated in the applicable prospectus supplement.

You may have your debt securities of any series broken into more debt securities of smaller denominations of the same series or combined into fewer debt securities of larger denominations of the same series, as long as the total principal amount is not changed. (Section 2.05) This is called an exchange.

You may exchange or transfer registered debt securities at the corporate trust office of the Trustee. The Trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities. (Section 2.05)

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership. (Section 2.05)

If we have designated additional transfer agents, they are named in the prospectus supplement with respect to each series of debt securities. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts. (Section 6.02)

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed. (Section 2.05)

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the Trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the prospectus supplement. (Section 2.09)

We will pay interest, principal and any other money due on the registered debt securities at the Trustee’s corporate trust office. That office is currently located at 101 Barclay Street – 8W, New York, N.Y. 10286. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the Trustee’s corporate trust office, but we must maintain an office or agency in each place of payment for the debt securities of any series. These offices are called paying agents. We may also choose to act as our own paying agent. We will notify the Trustee of changes in the paying agents for any particular series of debt securities. (Section 6.02)

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to us. After that two-year period, you may look only to us for payment and not to the Trustee, any other paying agent or anyone else. (Section 6.03)

Special Situations

Consolidation, Merger and Sale of Assets

We or any Principal Subsidiary (as defined below), without the consent of the holders of the debt securities, may consolidate with, or merge into, or convey, transfer or lease our respective assets substantially as an entirety to any corporation duly incorporated in any jurisdiction; provided that:

(i)     we or another of our subsidiaries is the successor corporation; or

(ii)    such merger, conveyance, transfer or lease occurs between us and a Principal Subsidiary or between Principal Subsidiaries; or

(iii) (a) the creditworthiness of the successor corporation is not materially weaker than our creditworthiness or the creditworthiness of the applicable Principal Subsidiary, as the case may be, immediately prior to such merger, consolidation, conveyance, transfer or lease; (b) any successor corporation assumes our obligations under the debt securities and the indenture (including the obligation to pay additional amounts); (c) after giving effect to the transaction, no event that, after notice or lapse of time, would become an event of default, shall have occurred and be continuing; (d) the debt securities will be valid and binding obligations of the successor corporation entitling the holders thereof, as against the successor corporation, to all rights of holders of debt securities under the indenture and the debt securities; and (e) certain other conditions are met (including payment of additional amounts, if any, resulting from such consolidation, merger, conveyance, transfer or lease of assets).

It is possible that the U.S. Internal Revenue Service (“IRS”) may deem a consolidation, merger or other similar transaction or a transfer of our obligation under the debt securities to a subsidiary to result in an exchange for U.S. federal income tax purposes of outstanding debt securities for new debt securities by the holders of the outstanding debt securities. If this IRS position were sustained, this could result in the recognition of taxable gain or loss for U.S. federal income tax purposes and possible other adverse tax consequences.

If the jurisdiction of incorporation of the successor corporation is not France, then such jurisdiction will be substituted for France in the “Payment of Additional Amounts” section.

Modification and Waiver

There are three types of changes we can make to the indenture and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. We must obtain your specific approval in order to:

• change the stated maturity of the principal or interest on a debt security;

• reduce the principal amount of, or the rate of interest or any premium payable on, a debt security;

• change any obligation to pay additional amounts;

• reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

• change the place or currency of payment on a debt security;

• impair your right to sue for payment of principal, interest, premium or any additional amount that has not been paid once it has become due;

• reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

• reduce the percentage of holders of debt securities whose consent is needed to waive compliance with various provisions of the indenture or to waive various defaults; and

• modify any other aspect of the provisions dealing with modification and waiver of the indenture. (Section 10.02)

Changes Requiring a Qualified Majority Vote. The second type of change to the indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a qualified majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 10.02) For example, this vote would be required for us to obtain a waiver of all or part of the covenants described below or a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the indenture or the debt securities described above under “— Changes Requiring Your Approval” unless we obtain your individual consent to the waiver. (Section 8.01)

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and other changes that would not adversely affect holders of the debt securities in any material respect. (Section 10.02)

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

• for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

• for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the related prospectus supplement.

• debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased pursuant to any applicable defeasance provisions described in the related prospectus supplement. (Section 1.01)

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of a specified series that are entitled to vote or take other action under the indenture, such as with respect to changes to the indenture and/or debt securities or the waiver of certain covenants. If we set a record date for this purpose, that vote or waiver may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 90 days following the record date. (Sections 14.13)

Under the indenture, a qualified majority exists with respect to a series of debt securities when at least two-thirds of the aggregate principal amount of outstanding debt securities of such series are present, in person or by proxy, at a meeting of holders of the affected series of debt securities, also known as a debt holder meeting, and a vote of two-thirds is cast with respect to those outstanding debt securities. If the required percentage of a particular series of debt securities present in person or by proxy does not reach two-thirds at the initial debt holder meeting, a qualified majority will still exist if at a second debt holder meeting a vote of the holders of two-thirds of the outstanding debt securities present, in person or by proxy, is cast, irrespective of the amount of debt securities represented at that meeting.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Redemption and Repayment

The prospectus supplement will state whether the debt securities are redeemable by us or subject to repayment at the holder’s option, other than as described below under “— Optional Tax Redemption.”

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices.

We shall not be required to establish a sinking fund.

Payment of Additional Amounts

We will make payments on the debt securities without withholding any taxes unless otherwise required to do so by French law (including, for the avoidance of doubt, regulations). If French law requires that any payment of principal and interest in respect of any debt security is subject to deduction or withholding in respect of any present or future taxes, duties, assessments or governmental charges of whatsoever nature, all of which we call taxes, imposed or levied by, or on behalf of, France or any political subdivision or any authority therein or thereof having power to tax, we will, to the fullest extent then permitted by law, pay such additional amounts as may be necessary in order that the net amounts received by the holders of the debt securities after such deduction or withholding shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the debt securities in the absence of such withholding or deduction, (which we refer to as the additional amounts); except that no such additional amounts shall be payable with respect to any debt security:

• presented for payment by or on behalf of, a holder (including a beneficial owner (ayant droit)), who is liable for such taxes in respect of such debt security by reason of his having some connection with France other than the mere holding of (or beneficial ownership with respect to) the debt security;

• presented for payment for, or on behalf of a holder (including a beneficial owner (ayant droit)) that is established or domiciled in a non-cooperative State or territory within the meaning of Article 238-0 A of the French General Tax Code (Code général des impôts) (a “Non-cooperative State”) or which would have been able to avoid such taxes by receiving payments under such debt security in a bank account opened in a financial institution that is not located in any Non-cooperative State;

• where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC, as amended, supplemented or replaced from time to time, or any law implementing or complying with, or introduced in order to conform to, such Directive;

• presented for payment by or on behalf of a holder of any debt security, who would have been able to avoid such withholding or deduction by presenting the relevant security to another paying agent in a Member State of the European Union;

• where presentation of the debt security is required for payment, more than 30 days after the Relevant Date (as defined below) except to the extent that the holder would have been entitled to such additional amounts on presenting it for payment on such thirtieth day; or

• where the tax is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax.

For the purpose of the payment of additional amounts, “Relevant Date” in respect of any debt security means the date on which such payment first becomes due or, if any amount of the money payable is improperly withheld or refused, the date on which payment in full of the amount outstanding is made or where presentation for payment is required, if earlier, the date seven days after that on which notice is duly given to the holders that, upon further presentation of the debt security being made in accordance with the terms and conditions of the debt security, such payment will be made, provided that payment is in fact made upon such presentation. (Section 6.08)

Optional Tax Redemption

Unless otherwise specified in the prospectus supplement, for a particular series, we may redeem the debt securities of a given series prior to maturity if:

(a) on the occasion of the next payment due under such debt securities, we have or will become obliged to pay additional amounts as a result of any change in, or amendment to, the laws or regulations of France, or other jurisdiction of incorporation of our company or any political subdivision or any authority in or of France or such other jurisdiction having power to tax, or any change in the application or official interpretation of such laws or regulations, or as a result of any change in, or amendment to, or any change in the application or official interpretation of, the law or regulations of any jurisdiction in which a successor to, or substitute obligor, of our company is incorporated or is a resident for tax purposes subsequent to the date of succession, we would be required to pay additional amounts as described above under “Payment of Additional Amounts”, and which we call an optional tax redemption; provided that no notice of optional tax redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of such debt securities then due; and

(b) we cannot avoid this obligation by taking reasonable measures available to us.

Debt securities redeemed pursuant to an optional tax redemption will be redeemed in whole but not in part at a redemption price equal to 100% of the principal amount thereof together with additional amounts, if any, and interest accrued to (but excluding) the date of redemption.

In addition, if, upon the occurrence of any change in, or any change in the official application or interpretation of French law (including, for the avoidance of doubt, regulations) or the law (including, for the avoidance of doubt, regulations) of any jurisdiction in which the successor to, or substitute obligor, of our company is incorporated or is a resident for tax purposes, becoming effective after the issuance date of the debt securities (or in the case of a successor or substitute person of our company, the date on which such person assumed our obligations under the debt securities as described herein under “—Special Situations—Consolidation, Merger and Sale of Assets”), we have suffered or will suffer non-deductibility of interest and other revenues because a holder is located or payments are made in a Non-cooperative State with respect to any payment, we may redeem the debt securities held by such holder in whole but not in part, at our option, on the occasion of the next interest payment date under the debt securities at an amount equal to the principal amount thereof together with additional amounts, if any, together with interest accrued to (but excluding) the date of redemption.

Prior to giving the notice of a tax redemption, we will deliver to the Trustee:

• a certificate signed by a duly authorized officer stating that we are entitled to effect the redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred; and

• an opinion of legal counsel stating that we are or would be obligated to pay additional amounts or have suffered or would suffer such non-deductibility of interest and other revenues as a result of such change or amendment in the official application or interpretation of French law (or in the case of a successor or substitute person of our company, the taxes arising from the law of the jurisdiction of incorporation or tax residency of such successor or substitute).

Other Indebtedness

In the event that we fail to pay when due, which includes, if applicable, at the expiry of any grace period, any monies in excess of EUR 200,000,000 or its equivalent in any other currencies, in respect of any of our indebtedness, other than the debt securities, or in the event that any required payment in excess of EUR 200,000,000 or its equivalent in any other currencies in respect of any guarantee we give in respect of monies borrowed is not honored, all amounts payable with respect to the debt securities shall become immediately due and payable at the principal amount, together with interest and additional amounts, if any, accrued to the date of repayment, unless we are contesting in good faith that such debt is due or that such guarantee is callable so long as the dispute is being defended and has not been fully adjudicated or unless such non-payment arose due to a technical failure or administrative error and is remedied within the shorter of the applicable grace period and eight (8) business days next following the service on us by any holder of a debt security or a beneficial interest therein of notice requiring repayment thereof. For the purposes of this paragraph only, “business day” means a day on which commercial banks and foreign exchange markets settle payment in New York City and Paris. (Section 6.09)

Negative Pledge

As long as any debt security is outstanding, we will not, and will ensure that none of our Principal Subsidiaries will, create or permit to subsist any mortgage, charge, pledge, lien (other than a lien arising by operation of law) or other form of encumbrance or security interest, each of which we call a security interest, upon the whole or any part of our or their respective undertakings, assets or revenues of whatever nature, present or future, to secure any Relevant Debt (as defined below) or any guarantee or indemnity in respect of any Relevant Debt unless, at the same time or prior thereto, our obligations under the debt securities are (A) equally and ratably secured therewith or (B) benefit from a security interest or other arrangement, to the extent permitted by French or other applicable law or regulation, as shall be approved by an act of the holders holding at least a majority of the principal amount of the outstanding debt securities of an affected series. (Section 6.10)

For the purpose of this covenant, “Relevant Debt” means any present or future indebtedness for borrowed money in the form of, or represented by, bonds (obligations), notes or other securities (including titres de créances négociables) that, at the time of the issue, are being, are capable of being, or are intended to be, quoted, listed or ordinarily dealt in on any stock exchange or over-the-counter or other securities market, but excluding present or future indebtedness for borrowed money in the form of such other securities issued by us or a Principal Subsidiary in private placements that we or such Principal Subsidiary shall have required in writing not to be so quoted, listed or ordinarily dealt in.

For the purpose of this covenant and the “Events of Default” described below,

“Principal Subsidiary” means at any relevant time any of our subsidiaries:

(a)

(i) whose total assets or operating income (or, where the Subsidiary in question prepares consolidated financial statements, whose total consolidated assets or consolidated operating income, as the case may be) attributable to us represent not less than fifteen percent of the total consolidated assets or the consolidated operating income of our group, all as calculated by reference to the then latest audited financial statements (or consolidated financial statements, as the case may be) of such subsidiary and our then latest audited consolidated financial statements, and

(ii) whose management and control is exercised by the Issuer.

(b) to which is transferred all or substantially all the assets and undertakings of a subsidiary which immediately prior to such transfer is a Principal Subsidiary.

“Subsidiary” means in relation to any person or entity at any time, which we refer to as an entity, any other person or entity (whether or not now existing) more than 50 percent of the capital of which is held by the entity (as set out in Article L.233-1 of the French Code de Commerce (the French Commercial Code)) or any other person or entity controlled directly or indirectly within the meaning of Article L.233-3 of the French Commercial Code by the entity. (For information purposes only, Article L.233-3 provides that an Entity would be considered to control such person or entity if it (a) holds directly or indirectly a percentage of the share capital that confers upon it a majority of the voting rights; (b) holds alone the majority of voting rights by virtue of an agreement (which is not contrary to the interests of such person or entity) made with the other shareholders of such person or entity, (c) de facto, by virtue of the voting rights it holds, makes decisions at shareholders’ meetings, or (d) it is a shareholder of such person or entity and has the power to appoint or dismiss the majority of the members of the board of directors, or of the supervisory or of the control board (in the case of a company having a supervisory and control board). It is presumed to exercise control if it holds, directly or indirectly, more than 40 percent of the voting rights and no other shareholder holds a larger percentage of the voting rights than it.)

Defeasance and Discharge

We can defease or discharge our obligations under the indenture as set forth below. (Sections 5.01 and 12.01).

Defeasance

The indenture contains a provision that permits us to elect:

•	to be discharged from all our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding (Section 5.02); or

•	to be released from our obligations above under “—Other Indebtedness,” “—Negative Pledge,” and “—Consolidation, Merger and Sale of Assets” and omit to comply with such obligations without giving rise to an event of default; and the occurrence of an event of default with respect thereto may be deemed not to be an event of default with respect to any outstanding debt securities of a series of debt securities. (Section 5.03)

We can legally release ourselves from payment or other obligations on the debt securities of a series under the above elections, as applicable, except for obligations described below, if we, in addition to other actions, put in place the following arrangements for you to be repaid:

•

we must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of a series a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities of a series on their various due dates. In addition, on the date of such deposit, we must not be in default. For purposes of this no-default test, a default would include an event of default that has occurred and not been cured, as described under “Events of Default” below. A default for this purpose would also include any event that otherwise would be an event of default, if the requirements for giving us default notice or our default having to continue for a specific period of time were to be disregarded. (Section 5.04)

•

we must deliver to the Trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead merely repaid the debt securities ourselves in accordance with their terms. (Section 5.04)

However, even if we take these actions, a number of our obligations relating to the debt securities of the series will remain. These include the following obligations:

•	to register the transfer and exchange of debt securities;

•	to replace mutilated, destroyed, lost or stolen debt securities;

•	to maintain paying agencies; and

•	to hold money for payment in trust. (Section 5.02)

Discharge Permitted Under Certain Condition.

Under terms satisfactory to the Trustee, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the Trustee for cancellation and that have either become due and payable or by their terms will become due and payable within one year or are scheduled for redemption within one year by irrevocably depositing with the Trustee cash in the currency of the series or U.S. government obligations (as defined in the indenture), as trust funds, in an amount certified to be sufficient to pay the principal of such debt securities at maturity (or upon redemption) and the accrued and unpaid interest, and additional amounts, if any, thereon on the scheduled payment dates therefor. (Section 12.01)

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The debt securities are not subordinated to any of our other unsecured debt obligations and therefore they rank equally with all our other unsecured and unsubordinated indebtedness.

Events of Default

If any one or more of the following events, each of which we refer to as an event of default, shall occur and be continuing, you will have special rights if it is not cured, as described below:

(a)

if we default in the payment of any principal, interest or additional amounts due in respect of the debt securities or any of them and, with respect to any interest or additional amounts due, the default continues for a period of 15 days next following the service on us by the Trustee or any holder of any debt security of written notice requiring the same to be remedied; or

(b)

if we fail to perform or observe any of our other obligations under the indenture or the debt securities and (except in any case where the failure is incapable of remedy when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days next following the service on us by the Trustee or of the holders of 25% of the principal amount of debt securities of the affected series of written notice requiring the same to be remedied; or

(c)

prior to redemption in full of the debt securities, we or any of our Principal Subsidiaries is dissolved, wound up or reorganized (either by court order or otherwise) or consolidates with, merges into, or conveys, transfers or leases its assets substantially as an entity to any company other than any consolidation, merger, conveyance, transfer or lease undertaken in accordance with the provisions described under “— Consolidation, Merger and Sale of Assets” above; or

(d)

if we or any of our Principal Subsidiaries makes any proposal for a general moratorium in relation to our or its debt or applies for the appointment of a conciliator (conciliateur) or a mandataire ad hoc enters into a conciliation agreement (protocole de conciliation) with creditors or a judgment is issued for judicial liquidation (liquidation judiciaire) or for a judicial transfer of the whole of its business (cession totale de l’entreprise à la suite d’un plan de cession) of the Issuer or, to the extent permitted by applicable law, if the Issuer makes any conveyance, assignment or other arrangement for the benefit of creditors or enters into a composition with creditors; or

(e)

if we or any of our Principal Subsidiaries ceases to carry on all or substantially all of its telecommunications business (which represents a substantial part of our and our subsidiaries’ telecommunications business taken as a whole) carried on by it prior to such cessation, resulting in a reduction of the value of our assets on a consolidated basis; or

(f)

we or any of our Principal Subsidiaries stops or threatens to stop payment of, or is unable to, or admits inability to, pay its debts (or any class of its debts) as they fall due, or is adjudicated or found bankrupt or insolvent; or

(g)

if (A) proceedings (other than under the laws of France) are initiated against us or any of our Principal Subsidiaries under any applicable liquidation, insolvency, composition reorganization or any other similar laws, or an application (other than under the laws of France) is made for the appointment of an administrative or other receiver, manager or administrator or any such or other similar official is appointed, in relation to us or, as the case may be, in relation to the whole or a part of our undertakings or assets, or an encumbrance takes possession of the whole or a part of the applicable company’s undertakings or assets (which are material in the context of the issue of the debt securities), or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a part of its undertakings or assets (which are material in the context of the issue of the debt securities); and (B) in any case (other than the appointment of an administrator) are not discharged within 28 days, provided that this paragraph (g) shall not apply to any proceedings against us or a Principal Subsidiary brought by a third party other than an administrative or judicial authority where we can demonstrate that any such proceedings are being contested by us or the Principal Subsidiary in good faith, diligently and by appropriate proceedings in a competent court; or

(h)	any other event of default described in the related prospectus supplement (if any) occurs. (Section 8.01)

Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the Trustee or the holders of 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of at least a majority in principal amount of the debt securities of the affected series if certain conditions are met. (Section 8.01)

Except in cases of default, where the Trustee has some special duties, the Trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the Trustee satisfactory protection from reasonable costs, expenses and liability. This protection is called an indemnity. (Section 9.02) If such indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other proceeding seeking any remedy available to the Trustee. These majority holders may also direct the Trustee in performing any other action under the indenture. (Section 8.06)

It may also be possible for you to bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities. Before you bypass the Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

• the Trustee must have received written notice that an event of default has occurred and remains uncured.

• the holders of 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer satisfactory indemnity to the Trustee against the reasonable costs, expenses and other liabilities incurred in complying with that request, including those of its agents and counsel.

• the Trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.

• no direction inconsistent with such written request must have been given to the Trustee during such 60-day period by holders of a majority in principal amount of all outstanding debt securities of that series. (Section 8.04)

Nothing, however, will prevent an individual holder from bringing suit to enforce payment. (Section 8.04)

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and to make or cancel a declaration of acceleration.

We will furnish to the Trustee every year a written statement of certain of our officers certifying that, to their knowledge, we are in compliance with the indenture and the debt securities, or else specifying any default. (Section 6.04)

Form of Notes, Clearance and Settlement

The debt securities of each series will be issued as one or more global securities as described below under “Legal Ownership—Global Securities”. We will not issue physical certificates representing the debt securities except in the limited circumstances we explain below under “Legal Ownership—Global Securities—Special Situations in Which a Global Security is Exchangeable for Physical Certificates”.

The debt securities will be issued in the form of global securities deposited in DTC. Beneficial interests in the debt securities may be held through DTC, including its direct participants Euroclear and Clearstream, as more fully described below in “Clearance and Settlement”.

Notices

We and the Trustee will send notices only to direct holders, using their addresses as listed in the Trustee’s records. (Section 14.04) So long as debt securities in global form are outstanding, all notices to be given by us to holders of debt securities will be given to DTC, in accordance with its applicable procedures, from time to time.

We will also ensure that notices are duly published in a manner that complies with the rules and regulations of any stock exchange on which the debt securities are for the time being listed. In addition, all notices shall be sent to the Trustee. DTC will undertake to communicate these notices to their participants in accordance with their standard procedures.

Neither the failure to give any notice to a particular holder, nor any defect in any notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Notices to be given by any holder of the debt securities shall be in writing and given by lodging the same with the Trustee or any paying agent.

Reports

With respect to any debt securities offered hereby, we will file with the Trustee and the Commission, and transmit to holders, only such information, documents, and other reports, including financial information and statements and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act. Any information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is filed with the Commission. We have no other obligation to provide information, documents or other reports.

Governing Law

The indenture and the debt securities are governed by and construed in accordance with the laws of the State of New York, except that the authorization and execution by us of the indenture and the debt securities shall be governed by and construed in accordance with the laws of France. Any action arising out of the indenture or the debt securities may be brought in any state or federal court in the Borough of Manhattan, The City of New York. We have irrevocably submitted to the non-exclusive jurisdiction of any of these courts in any such actions and have appointed an authorized agent upon which holders of the debt securities may serve process.

Regarding the Trustee

We and several of our subsidiaries maintain banking relations with the Trustee and its affiliates in the ordinary course of our and their business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving us default notice or our default having to continue for a specific period of time were disregarded, the Trustee may be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act of 1939. In that case, the Trustee may be required to resign as Trustee under the applicable indenture and we would be required to appoint a successor Trustee.

LEGAL OWNERSHIP

Street Name and Other Indirect Holders

We generally will not recognize investors who hold securities in accounts at banks or brokers as legal Holders of securities. When we refer to the “Holders” of securities, we mean only the actual legal and (if applicable) record Holder of those securities. Holding securities in accounts at banks or brokers is called holding in “street name.” If you hold securities in street name, we will recognize only the bank or broker or the financial institution the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest, dividends and other payments on the securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold securities in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting rights if it were ever required;

•	whether and how you can instruct it to send you securities and, if the securities are in registered form, have them registered in your own name, so you can be a direct Holder as described below; and

•	how it would pursue rights under the securities if there were a default or other event triggering the need for Holders to act to protect their interests.

Direct Holders

Our obligations, as well as the obligations of the Trustee and those of any third parties employed by us or the Trustee, under the securities run only persons who are registered as Holders of the securities. As noted above, we do not have obligations to you if you hold in street name or other indirect means, either because you choose to hold securities in that manner or because the securities are issued in the form of global securities as described below. For example, once we make payment to the registered Holder, we have no further responsibility for the payment even if that Holder is legally required to pass the payment along to you as a street name customer but does not do so.

Global Securities

What is a Global Security?

A global security is a special type of indirectly held security. Unless otherwise specified in the prospectus supplement, securities will be issued in the form of global securities in registered form. In this case, the ultimate beneficial owners can only be indirect holders as the global security will be registered in the name of a financial institution we select, such as the Depository Trust Company.

In this case, we require that the securities included in the global security not be transferred to the name of any other direct Holder unless the special circumstances described below occur. The financial institution that acts as the sole direct Holder of the global security is called the “depositary.” Any person (other than direct participants in the depositary) wishing to own a security must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the depositary.

Special Investor Considerations for Global Securities

As an indirect Holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a Holder of securities and instead deal only with the depositary in whose name the global security is registered.

If you are an investor in securities that are issued only in the form of global securities, you should be aware that:

•	you cannot have securities registered in your own name.

•	you cannot receive physical certificates for your interest in the securities.

•

you will be a street name Holder and must look to your own bank or broker for payments on the securities and protection of your legal rights relating to the securities, as explained above under “Street Name and Other Indirect Holders.”

•	you may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•

the depositary’s policies will govern payments, transfers, exchange and other matters relating to your interest in the global security. We and the Trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the Trustee also do not supervise the depositary in any way.

Special Situations in Which a Global Security is Exchangeable for Physical Certificates

In a few special situations described below, a global security is exchangeable for physical certificates representing securities. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name so that they will be direct Holders. The rights of street name investors and direct Holders in the securities have been previously described in the subsections above “Street Name and Other Indirect Holders” and “Direct Holders”.

The special situations in which a global security is exchangeable for physical certificates are:

•	When the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary and we do not appoint a successor depositary.

•	When we elect to exchange the global securities representing such debt securities for physical certificates representing such debt securities.

•	When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed under “Description of Debt Securities — Events of Default.”

The prospectus supplement(s) may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor, in the case of debt securities, the Trustee is responsible for deciding the names of the institutions that will be the initial direct Holders. For more information, see “Description of Debt Securities.”

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, “société anonyme”, in Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V., as operator of the Euroclear System in Belgium (“Euroclear”). These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow the debt securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

We understand that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that DTC’s participants (“Direct Participants”) deposit with DTC.

DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

The DTC Rules applicable to its participants are on file with the SEC.

Clearstream

We understand that Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

In addition to the clearance and settlement of internationally traded securities, Clearstream provides its participants, among other things, safekeeping, administration, clearance and securities lending and borrowing services. It interfaces with the domestic markets in several countries.

Clearstream’s participants include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and certain professional financial intermediaries. Its U.S. participants are limited to securities brokers and dealers and banks.

Indirect access to the Clearstream system is also available to others that clear through Clearstream participants or that have custodial relationships with its participants, such as banks, brokers, dealers and trust companies.

Euroclear

We understand that Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

Euroclear holds securities for its participants and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

Euroclear provides other services to its participants, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several countries.

Euroclear participants include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and certain other professional financial intermediaries.

Indirect access to the Euroclear system is also available to others that clear through Euroclear participants or that have relationships with Euroclear participants.

All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of the securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for securities will be made on a delivery versus payment basis (or, if indicated, in limited circumstances, on a free delivery basis), except as otherwise specified in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of securities to another according to the currency that is chosen for the specific series of securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures—DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

For payments in U.S. dollars, securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

We understand that investors who hold their securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Securities will be credited to the securities custody accounts of Euroclear and Clearstream participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Participants

We understand that secondary market trading between Euroclear and/or Clearstream participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Transfers Between DTC and Clearstream or Euroclear

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty participants in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and for bonds denominated in U.S. dollars, making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositaries.

Due to time-zone differences, credits of securities received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be generally available to the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

TAXATION

French Taxation

The following generally summarizes the material French tax consequences of purchasing, owning and disposing of the debt securities described in this prospectus. The statements related to French tax laws set forth below are based on the laws in force as of the date hereof, and are subject to any changes in applicable laws and tax treaties after such date.

This discussion applies to debt securities that are in the form of “obligations” under French law. All of the debt securities we offer hereby will be in the form of “obligations,” except as otherwise set forth in the relevant prospectus supplement. If we offer other forms of debt securities, any material tax consequences will be described in the prospectus supplement.

This discussion is intended only as a descriptive summary and does not purport to be a complete analysis or listing of all potential effects of the purchase, ownership or disposition of the debt securities described in this prospectus.

The following summary does not address the treatment of debt securities that are held by a holder who: (i) is a resident of France for the purposes of French taxation, (ii) is a shareholder of the issuer, or (iii) carries on business or performs personal services in France, in connection with a permanent establishment or fixed base.

Investors should consult their own tax advisers regarding the tax consequences of the purchase, ownership and disposition of debt securities in the light of their particular circumstances.

Taxation of Income

Interest and Other Revenues from the Debt Securities

French Taxation. Following the introduction of the French Loi de finances rectificative pour 2009 no. 3 (No. 2009-1674 dated December 30, 2009) (the “Law”), payments of interest and other revenues made by the Issuer with respect to debt securities issued on or after March 1, 2010 will not be subject to the withholding tax set out under Article 125 A III of the French General Tax Code unless such payments are made outside France in a non-cooperative State or territory (Etat ou territoire non coopératif) within the meaning of Article 238-0 A of the French General Tax Code (a “Non-Cooperative State”). Irrespective of the tax residence of the holder of the debt securities, a 50% withholding tax will be applicable (subject to certain exceptions and to the more favorable provisions of any applicable double tax treaty) pursuant to Article 125 A III of the French General Tax Code with respect to such payments under the debt securities made in a Non-Cooperative State. Pursuant to the Ruling (rescrit) No. 2010/11 (FP and FE) of the French tax authorities dated February 22, 2010 (the “Ruling”), such payments under the debt securities would be deemed to be made in a Non-Cooperative State if (i) made to a bank account opened in a financial institution located in a Non-Cooperative State if such payments are made by way of a bank transfer (inscription en compte) or (ii) paid or accrued to persons established or domiciled in such Non-Cooperative State if such payments are made in cash, by check or by any other means.

Pursuant to a ministerial regulation (arrêté) dated April 14, 2011, the list of Non-Cooperative States referred to in Article 238-0 A of the French General Tax Code, for the year 2011, comprises the following States: Anguilla, Belize, Brunei, Costa Rica, Cook Islands, Dominica, Grenada, Guatemala, Liberia, Marshall Islands, Montserrat, Nauru, Niue, Oman, Panama, Philippines, St. Vincent & the Grenadines and the Turks & Caicos Islands. As regards Oman, the French tax consequences of its inclusion in the list of Non-Cooperative States will be effective from January 1, 2012 only. The list of Non-Cooperative States is updated on a yearly basis.

Furthermore, according to Article 238 A of the French General Tax Code, interest and other revenues on such debt securities paid on a bank account opened in a financial institution located in a Non-Cooperative State or paid or accrued to persons established or domiciled in a Non-Cooperative State may no longer be deductible from the Issuer’s taxable income, as from the fiscal years starting on or after January 1, 2011. Under certain conditions, any such non-deductible interest and other revenues may be recharacterized as deemed distributed income pursuant to Article 109 and seq. of the French General Tax Code, in which case such non-deductible interest and other revenues may be subject to the withholding tax set out under Article 119 bis 2 of the French General Tax Code, at a rate of 25% or 50% subject to more favorable provisions of any applicable double tax treaty.

Notwithstanding the foregoing, the Law provides that neither the 50% withholding tax provided by Article 125 A III of the French General Tax Code, nor the non-deductibility of interest and other revenues (to the extent the relevant interest and other revenues relate to genuine transactions and are not in an abnormal or exaggerated amount), and the withholding tax set out under Article 119 bis 2 of the French General Tax Code that may be levied as a result of such non deductibility, will apply in respect of a particular issue of debt securities if the Issuer can prove that the principal purpose and effect of such issue was not to allow the payments of interest or other revenues to be made in a Non-Cooperative State (the “Exemption”). Pursuant to the Ruling, an issue of debt securities will be deemed not to have such a purpose and effect, and accordingly will be able to benefit from the Exemption if such debt securities are:

(i)

offered by means of a public offering within the meaning of Article L.411-1 of the French Monetary and Financial Code or pursuant to an equivalent offer in a State other than a Non-Cooperative State. For this purpose, an “equivalent offer” means any offer requiring the registration or submission of an offer document by or with a foreign securities market authority; or

(ii)

admitted to trading on a regulated market or on a French or foreign multilateral securities trading system provided that such market or system is not located in a Non-Cooperative State, and the operation of such market is carried out by a market operator or an investment services provider, or by such other similar foreign entity, provided further that such market operator, investment services provider or entity is not located in a Non-Cooperative State; or

(iii)

admitted, at the time of their issue, to the operations of a central depository, or to those of a settlement and delivery systems operator for financial instruments within the meaning of Article L. 561-2 of the French Monetary and Financial Code, or of one or more similar foreign depositories or systems operators, provided that such depository or systems operator is not located in a Non-Cooperative State.

EU Taxation. On June 3, 2003, the European Council of Economics and Finance Ministers adopted a Savings Directive (in this section “Taxation,” the “Savings Directive”) on the taxation of savings income under which EU Member States are required from July 1, 2005, to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments, provided however that the relevant beneficial owner of the payment may instead elect for the disclosure of information method or for the tax certificate procedure, as applicable. The rate of such withholding tax equals 35% as from July 1, 2011. The ending of the transitional period is dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries.

On November 13, 2008, the European Commission published a proposal for amendments to the Savings Directive. The proposal included a number of suggested changes which, if implemented, would broaden the scope of the rules described above. The European Parliament approved an amended version of this proposal on April 24, 2009. Investors who are in any doubt as to their position should consult their professional advisers.

In relation to French taxation, the Savings Directive has been implemented in French law under Article 242 ter of the French General Tax Code and Articles 49 I ter to 49 I sexies of the Schedule III to the French General Tax Code which impose on paying agents based in France an obligation to report to the French tax authorities certain information with respect to interest payments made to beneficial owners domiciled in another Member State, including, among other things, the identity and address of the beneficial owner and a detailed list of the different categories of interest paid to that beneficial owner.

Additional amounts. If the French tax laws or regulations applicable to us (or to any of our successors) change and payments in respect of the debt securities become subject to withholding or deduction, we may be required to pay you additional amounts to offset such withholding except as provided above in “Description of the Debt Securities — Special Situations — Payment of Additional Amounts”, including under “— Optional Tax Redemption”, or in any applicable prospectus supplement.

Capital Gains

Non-French resident holders of debt securities who do not hold the debt securities in connection with a business or profession conducted in France generally will not be subject to any French income tax or capital gains tax on the sale or disposal of debt securities. Transfers of debt securities made outside France will not be subject to any stamp duty or other transfer taxes imposed in France.

Estate and Gift Tax

France imposes estate and gift tax on securities of a French company that are acquired by inheritance or gift. The tax applies without regard to the residence of the transferor. Pursuant to French law No. 2011-900 dated July 29, 2011, as of July 31, 2011, debt securities of a French company transferred through a trust are included in the scope of French estate and gift tax. However, France has entered into estate and gift tax treaties with a number of countries pursuant to which, assuming certain conditions are met, residents of the treaty country may be exempted from such tax or obtain a tax credit.

Under the Convention between the Government of the United States of America and the Government of French Republic for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes and Estates and Gifts dated November 24, 1978, a transfer of debt securities by gift or by reason of the death of a U.S. holder entitled to benefits under that convention will not be subject to French gift or inheritance tax, so long as the donor or decedent was not domiciled in France at the time of making the gift or at the time of his or her death and the debt securities were not used or held for use in the conduct of a business or profession through a permanent establishment or fixed base in France.

Wealth Tax

French wealth tax (impôt de solidarité sur la fortune) generally does not apply to debt securities owned by non-French residents.

United States Taxation

This subsection deals only with debt securities that are issued in registered form for U.S. tax purposes and are due to mature 30 years or less from the date on which they are issued. The U.S. federal income tax consequences of owning debt securities, if any, that are issued in bearer form for U.S. tax purposes or debt securities, if any, that are to mature more than 30 years from their date of issue and any other special U.S. federal income tax consequences applicable to a particular series of debt securities will be discussed in the related prospectus supplement.

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in debt securities and are a U.S. holder. For this purpose, you will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or other entity taxed as a U.S. domestic corporation for U.S. federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. This summary deals only with U.S. holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, a person that will hold debt securities as a hedge against currency risk or as a position in a “straddle” or conversion transaction, a tax-exempt organization, partnership or other entity classified as a partnership for U.S. federal income tax purposes, a person subject to the alternative minimum tax or a person whose “functional currency” is not the U.S. dollar.

This description is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed U.S. Treasury Regulations, U.S. Internal Revenue Service administrative pronouncements and judicial decisions, all as available and in effect on the date hereof and all of which may change. Any change could apply retroactively and could affect the continued validity of this summary. This summary assumes that the securities will be characterized as debt rather than equity for U.S. federal income tax purposes and that U.S. holders will treat the securities as such. In addition, this summary does not address all aspects of U.S. federal income taxes nor does it address all tax considerations that may be relevant to a U.S. holder in light of such holder’s personal circumstances (including estate and gift tax considerations or state, local or other non-U.S. federal tax considerations).

You should consult your own tax adviser with respect to the U.S. federal income tax consequences of acquiring, holding and disposing of debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws, including the Income Tax Treaty between France and the United States of America.

Payments or Accruals of Interest

Payments or accruals of “qualified stated interest” (as defined below) on a debt security will be taxable to you as ordinary interest income, and not as capital gain, at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a debt security in a currency other than U.S. dollars (a “foreign currency”), the amount of interest income you will realize will generally be the U.S. dollar value of the foreign currency payment based on the spot exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you are an accrual-basis U.S. holder, the amount of interest income you will realize may be based on the average spot exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis U.S. holder, you may elect to translate all interest income on foreign currency-denominated debt securities at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the U.S. Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you should recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the spot exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss should be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the debt security. Your interest income will be foreign source for U.S. federal income tax purposes, and any foreign exchange gain you realize (as described above) generally will be U.S. source or foreign source according to your tax residence for such purposes.

Purchase, Sale and Retirement of Debt Securities

Initially, your tax basis in a debt security generally will equal the cost of the debt security to you. Your tax basis should increase by any amounts that you are required to include in income under the rules governing original issue discount and market discount, each of which is discussed below, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the debt security. (The rules for determining these amounts are discussed below.) If you purchase a debt security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the spot exchange rate in effect on that date. If the foreign currency debt security is traded on an established securities market and you are a cash-basis taxpayer (or if you are an accrual-basis taxpayer that makes a special election), you will determine the U.S. dollar value of the cost of the debt security by translating the amount of the foreign currency that you paid for the debt security at the spot exchange rate on the settlement date of your purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of foreign currency-denominated original issue discount, market discount and premium will be determined in the manner described below. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a debt security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under “Payments or Accruals of Interest”) and your tax basis in the debt security. If you sell or exchange a debt security for foreign currency, or receive foreign currency on the retirement of a debt security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the spot exchange rate in effect on the date the foreign currency debt security is disposed of or retired. If you dispose of a foreign currency debt security that is traded on an established securities market and you are a cash-basis U.S. holder (or if you are an accrual-basis holder that makes a special election), you will generally determine the U.S. dollar value of the amount realized by translating the amount at the spot exchange rate on the settlement date of the sale, exchange or retirement.

The special election available to you if you are an accrual-basis taxpayer in respect of the purchase and sale of foreign currency debt securities traded on an established securities market, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the U.S. Internal Revenue Service.

Except as discussed below with respect to market discount and foreign currency gain or loss, the gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Under existing law, net long-term capital gain recognized by an individual U.S. holder before January 1, 2013 generally will be subject to tax at a maximum tax rate of 15%, rather than the maximum rate of 35% applicable to net short-term capital gain or ordinary income. The ability of individual U.S. holders to offset capital losses against ordinary income is limited.

Despite the foregoing, the gain or loss that you recognize on the sale, exchange or retirement of a foreign currency debt security generally will be treated as ordinary income or loss (rather than capital gain or loss) to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the debt security. This foreign currency gain or loss should not be treated as an adjustment to interest income that you receive on the debt security.

Original Issue Discount

If we issue debt securities at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the debt securities multiplied by the number of full years to their maturity, the debt securities will generally be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of the debt securities will be the “original issue discount.” The “issue price” of the debt securities will generally be the first price at which a substantial amount of the debt securities are sold to the public (i.e., excluding sales of debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” should include all payments under the debt securities other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Company) at least annually during the entire term of a debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

If you invest in an Original Issue Discount Debt Security, you generally will be subject to the special tax accounting rules for original issue discount obligations provided by the Code and certain U.S. Treasury Regulations. You should be aware that, as described in greater detail below, if you invest in an Original Issue Discount Debt Security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of an Original Issue Discount Debt Security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the “daily portions” of original issue discount on that debt security for all days during the taxable year that you own the debt security. The daily portions of original issue discount on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. If you are the initial holder of the debt security, the amount of original issue discount on an Original Issue Discount Debt Security allocable to each accrual period is generally determined by:

(i) multiplying the “adjusted issue price” (as defined below) of the debt security at the beginning of the accrual period by the yield to maturity (defined below) of the debt security, appropriately adjusted to reflect the length of such accrual period; and

(ii) subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of an Original Issue Discount Debt Security that is a floating rate debt security, both the “yield to maturity” and the qualified stated interest may be determined for these purposes as if the debt security bore interest for all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of some floating rate debt securities, the rate that reflects the yield that is reasonably expected for the debt security. (Additional rules may apply if interest on a floating rate debt security is based on more than one interest index.)

The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the debt security in all prior accrual periods. All payments on an Original Issue Discount Debt Security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as a payment of principal. The “yield to maturity” of a debt security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the debt security to equal the issue price. As a result of this “constant yield” method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in an Original Issue Discount Debt Security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount you paid for the debt security) under the constant yield method described above. If you purchase debt securities at a premium or market discount and if you make this election, you will also be deemed to have made the election (discussed below under “Premium” and “Market Discount”) to amortize premium or to accrue market discount currently on a constant yield basis in respect of all other premium or market discount bonds that you hold.

In the case of an Original Issue Discount Debt Security that is also a foreign currency debt security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by (i) calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above and (ii) translating that foreign currency amount at the average spot exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average spot exchange rate for each partial period). Alternatively, you may translate the foreign currency amount at the spot exchange rate on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot exchange rate on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the special election described above under “Payments or Accruals of Interest.” Because exchange rates may fluctuate, if you are the holder of an Original Issue Discount Debt Security that is also a foreign currency debt security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the spot exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt Security, as the case may be) and the amount accrued (using the spot exchange rate applicable to such previous accrual).

If you purchase an Original Issue Discount Debt Security outside of the initial offering at a cost less than its remaining redemption amount (i.e., the total of all future payments to be made on the debt security other than payments of qualified stated interest), or if you purchase an Original Issue Discount Debt Security in the initial offering at a price other than the debt security’s issue price, you generally will also be required to include in gross income the daily portions of original issue discount, calculated as described above. However, if you acquire an Original Issue Discount Debt Security at a price greater than its adjusted issue price, but less than its remaining redemption amount, you will be required to reduce your periodic inclusions of original issue discount to reflect the premium paid over the adjusted issue price.

Floating rate debt securities generally will be treated as “variable rate debt instruments” under the U.S. Treasury Regulations governing original issue discount. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a debt security will not have original issue discount solely as a result of the fact that it provides for interest at a variable rate. If a floating rate debt security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules that govern the tax treatment of debt obligations that provide for contingent payments. We will provide a detailed description of the tax considerations relevant to U.S. holders of any such debt securities in the applicable prospectus supplement.

Certain Original Issue Discount Debt Securities may be redeemed prior to maturity, either at the option of the Company or at the option of the holder, or may have special repayment or interest rate reset features as indicated in the applicable prospectus supplement. Original Issue Discount Debt Securities containing these features may be subject to rules that differ from the general rules discussed above. If you purchase Original Issue Discount Debt Securities with these features, you should carefully examine the applicable prospectus supplement and consult your tax adviser about their treatment since the tax consequences of original issue discount will depend, in part, on the particular terms and features of the debt securities.

Short-Term Debt Securities

The rules described above will also generally apply to Original Issue Discount Debt Securities with maturities of one year or less (“short-term debt securities”), but with some modifications.

First, the original issue discount rules treat none of the interest on a short-term debt security as qualified stated interest, but treat a short-term debt security as having original issue discount. Thus, all short-term debt securities should be Original Issue Discount Debt Securities. Except as noted below, if you are a cash-basis holder of a short-term debt security and you do not identify the short-term debt security as part of a hedging transaction you will generally not be required to accrue original issue discount currently, but you should be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the original issue discount accrued with respect to the debt security during the period you held the debt security. A cash basis holder may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a short-term debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, if you are a cash-basis U.S. holder of a short-term debt security, you may elect to accrue original issue discount on a current basis (in which case the limitation on the deductibility of interest described above will not apply). A U.S. holder using the accrual method of tax accounting and some cash method holders generally will be required to include original issue discount on a short-term debt security in gross income on a current basis. Original issue discount will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding.

Second, regardless of whether you are a cash-basis or accrual-basis holder, if you are the holder of a short-term debt security you may elect to accrue any “acquisition discount” with respect to the debt security on a current basis. Acquisition discount is the excess of the remaining redemption amount of the debt security at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably to the electing shareholder, or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the original issue discount rules will not apply.

Finally, the market discount rules described below will not apply to short-term debt securities.

Premium

If you purchase a debt security at a cost greater than the debt security’s remaining redemption amount, you should be considered to have purchased the debt security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the debt security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the U.S. Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the debt security by the amount of the premium amortized during your holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the original issue discount rules described above. In the case of premium on a foreign currency debt security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore should be translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be generally realized with respect to amortized premium on a foreign currency debt security based on the difference between the spot exchange rate computed on the date or dates the premium is amortized against interest payments on the debt security and the spot exchange rate on the date the holder acquired the debt security.

If you do not elect to amortize premium, the amount of premium should be included in your tax basis in the debt security. Therefore, if you do not elect to amortize premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

Market Discount

If you purchase a debt security at a price that is lower than the debt security’s remaining redemption amount (or in the case of an Original Issue Discount Debt Security, the debt security’s adjusted issue price), by 0.25% or more of the remaining redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the debt security will generally be considered to bear “market discount” in your hands. In this case, any gain that you realize on the disposition of the debt security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the debt security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred to purchase or to carry the debt security. In general, market discount will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant yield method. You must accrue market discount on a foreign currency debt security in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the spot exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make such an election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the U.S. Internal Revenue Service. Any accrued market discount on a foreign currency debt security that is currently includible in income will be translated into U.S. dollars at the average spot exchange rate for the accrual period (or portion thereof within the holder’s taxable year).

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments

Special rules govern the tax treatment of debt obligations that provide for contingent payments (“contingent debt obligations”). These rules generally require accrual of interest income on a constant yield basis in respect of contingent debt obligations at a yield determined at the time of issuance of the obligation, and may require adjustments to these accruals when any contingent payments are made. We will provide a detailed description of the tax considerations relevant to U.S. holders of any contingent debt obligations in the applicable prospectus supplement.

New Legislation

Legislation enacted in 2010 requires certain U.S. holders who are individuals, estates or trusts to pay a Medicare-like tax of 3.8% (in addition to taxes they would otherwise be subject to) on, among other things, interest on and capital gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012.

Additional legislation seeks to prevent the avoidance of U.S. federal income tax by U.S. persons who hold debt securities or other investments through foreign entities. The legislation will generally impose certain reporting requirements and a 30% withholding tax on certain U.S.-source payments made to foreign financial institutions and certain other non-U.S. entities, including payments of interest (including original issue discount) on, and gross proceeds from the disposition of, debt obligations. This legislation generally is effective for interest payments made after December 31, 2013 and payments in respect of gross proceeds made after December 31, 2014 with respect to obligations issued after March 18, 2012. U.S. holders should consult their tax advisers regarding the effect, if any, of this legislation on their ownership and disposition of notes.

Information Reporting and Backup Withholding

The paying agent must file information returns with the U.S. Internal Revenue Service in connection with debt security payments made to certain United States persons. If you are a United States person, you generally will not be subject to United States backup withholding tax on such payments if you provide your U.S. taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in any one or more of the following ways:

•	through underwriters;
•	through dealers;
•	through agents;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.

The prospectus supplement relating to any offering will contain:

•	the terms of the debt securities being offered;
•	the names of any underwriter, dealers or agents and the respective amounts of debt securities, if any, underwritten or purchased by them;
•	their compensation, in the form of agent’s commission, dealer’s purchase price or underwriter’s discount;
•	the estimated net proceeds to us;
•	the purchase price of the debt securities being offered;
•	the initial public offering price of the debt securities;
•	any exchange on which the debt securities being offered will be listed, if applicable; and
•	the place and time of delivery for securities being offered.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Debt securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. Unless we otherwise state in the prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of such debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we so indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. Such institutional investors may include:

•	commercial and savings banks;
•	insurance companies;
•	pension funds;
•	investment companies;
•	educational and charitable institutions; and
•	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•	the validity of the arrangements; or
•	the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Market Making

Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters, if any, may overallot in connection with the offering, and may bid for, and purchase, the securities in the open market.

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

Expenses

The expenses of any offering of debt securities will be detailed in the relevant prospectus supplement.

VALIDITY OF SECURITIES

The validity of the securities offered hereby will be passed upon by Jones Day, French and U.S. counsel for France Telecom. Certain matters of French law and New York law will be passed upon for any underwriters or agents by DLA Piper UK LLP, DLA Piper LLP (US) or any other law firm named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of France Telecom incorporated in this prospectus by reference from France Telecom’s 2010 Form 20-F, and the effectiveness of France Telecom’s internal control over financial reporting as of December 31, 2010, have been audited by Deloitte & Associés and Ernst & Young Audit, independent registered public accounting firms, as stated in their reports, which are incorporated herein by reference (such reports, respectively, (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph referring to the new standards, interpretations and changes in accounting policies applied from January 1, 2010, as it relates to accounting for interests in jointly controlled entities and accounting for actuarial gains and losses on defined benefit plans and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firms given on the authority of such firms as experts in accounting and auditing.

PART II OF FORM F-3

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.  Indemnification of Directors and Officers

We maintain liability insurance for our directors and officers, including insurance against liabilities under the Securities Act of 1933, as amended.

Item 9.  Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement.

4.1	Form of Indenture between the Company and The Bank of New York Mellon, as the trustee.

4.2	Form of Debt Securities (included in Exhibit 4.1).

5.1	Opinion of Jones Day, adviser to the Company, as to the validity of the debt securities under French law.

5.2	Opinion of Jones Day, adviser to the Company, as to the validity of the debt securities under New York law.

12.1	Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to Exhibit 99.3 of the Form 6-K furnished to the SEC on December 12, 2011).

23.1	Consent of Deloitte & Associés, independent registered public accounting firm.

23.2	Consent of Ernst & Young Audit, independent registered public accounting firm.

23.3	Consent of Jones Day (included in Exhibits 5.1 and 5.2).

24.1	Powers of Attorney.

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon.

Item 10.  Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)

To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by

Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE OF FRANCE TELECOM

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on December 12, 2011.

France Telecom

By:	/s/ Gervais Pellissier
Name:	Gervais Pellissier
Title:	Chief Executive Officer Delegate

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons, in the capacities indicated, on December 12, 2011.

Signature	Title

*	Chairman and Chief Executive Officer
Stéphane Richard

/s/ Gervais Pellissier	Chief Executive Officer Delegate, Chief Financial Officer
Gervais Pellissier

*	Principal Accounting Officer
Valérie Thérond

Director
Caroline Angeli

Director
Ghislaine Coinaud

*	Director
Jean-Dominique Comolli

*	Director
Bernard Dufau

*	Director
José-Luis Durán

*	Director
Pascal Faure

*	Director
Charles-Henri Filippi

*	Director
Pierre Graff

*	Director
Daniel Guillot

*	Director
Claudie Haigneré

*	Director
Helle Kristoffersen

*	Director
Marc Maouche

*	Director
Muriel Pénicaud

*	Director
Jean-Michel Severino

*	Authorized Representative in the United States
France Telecom Participations U.S. Inc. By: Johan Van den Cruijce Title: President, France Telecom Participations U.S. Inc.

* By	/s/ Gervais Pellissier	Attorney-in-fact
Gervais Pellissier